IMPORTANT PROXY MATERIALS ARE ON THEIR WAY RIGHT NOW!
Dear Investment Professional:
On July 16, 1997, there will be a special meeting of shareholders of the Fidelity Advisor Growth Opportunities Fund (Class A, Class B, Class T, and Institutional Class).
The enclosed Proxy Statement details the proposals pertaining to this fund. A copy of each shareholder letter being mailed to clients who hold shares in this fund is also included.
We have also enclosed a Q&A to assist you in understanding the proposals that will require voting. If you have any questions about this proxy after reading the letter, Proxy Statement, and Q&A, please call your Fidelity at 800-522-7297 if you are a broker-dealer representative, or at 800-843-3001 if you are a bank representative.

We appreciate your support, and look forward to serving you in any way we can.
Sincerely,
/s/Edward C. Johnson 3d
Edward C. Johnson 3d
Chairman and Chief Executive Officer
This letter is intended for investment professional use only, and may not be reproduced or shown to the public in oral or written form as sales material.